EXCHANGE AGREEMENT


         This Exchange Agreement is made and entered into as of the 2nd day of September, 1997, by Mrs. Fields' Holding Company, Inc., a Delaware corporation ("Fields"), and Martin E. Lisiewski, an individual resident in Pennsylvania ("Lisiewski"); each a "Party", and collectively, the "Parties".

     WHEREAS, Fields and Lisiewski are shareholders in Pretzel Time, Inc., a Pennsylvania corporation ("Pretzel Time");

         WHEREAS, the Parties have agreed that in order to provide liquidity for Lisiewski, in the event that Fields, or a subsidiary or sister entity of Fields (a "Fields Entity"), commences an initial public offering or secondary offering of stock (collectively, an "Offering"), then Lisiewski shall have the right and obligation to exchange his Pretzel Time stock (together with the Pretzel Time stock of all of his Permitted Transferees as defined in the Shareholders Agreement between the Parties and Pretzel Time of even date herewith) (collectively, the "Lisiewski Pretzel Stock") for stock (the "Offering Entity Stock") in the Fields entity conducting the Offering (the "Offering Entity"), as more fully described herein;

         WHEREAS,  in addition to this Agreement,  the Parties are  concurrently
entering  into  a  Registration  Rights  Agreement  (the  "Registration   Rights
Agreement") to further clarify the rights of Lisiewski;

         NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:


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1.       Certain Definitions.

         1.1 For purposes hereof, a Fields Entity includes Fields, Mrs. Fields Original Cookies, Inc. ("MFOC"), and any subsidiaries of either of them, or any parent entity that may be formed; provided that "Fields Entity" shall not include Capricorn Investors II, L.P., or any parent entity thereof.

2. Cooperation of Offering Entity. Fields shall cause the Offering Entity to cooperate and perform the obligations described hereunder, including the exchange of Offering Entity Stock for Lisiewski Pretzel Stock in the event that Fields is not the Offering Entity.

3.       Mechanics of Exchange of Shares.

         3.1 At least sixty (60) days prior to the Offering, the Offering Entity and Fields (if the Offering Entity is other than Fields) shall deliver notice of the impending Offering to Lisiewski (the "Offering Notice").

         3.2 Within five (5) days of receipt of the Offering Notice, the Parties shall agree on an appraiser to determine the value of the Lisiewski Pretzel Stock and the value of the Offering Entity, after giving effect to the Exchange (as defined below) (the "Valuation"). If the Parties are unable to agree on an appraiser within five (5) days, then the Parties shall cause the board of directors of Pretzel Time (with the concurrence of one director selected by Lisiewski and one director selected by Fields) to select the appraiser. Such selection shall be made within fourteen (14) days of receipt of the Offering Notice by Lisiewski. The costs of the appraisal shall be shared equally by Fields and Lisiewski. The Valuation shall be made by the appraiser within fourteen (14) days of the appointment of the appraiser. The Valuation shall specify a conversion ratio of Lisiewski Pretzel Stock for Offering Entity Stock. When issued by the appraiser, the Valuation shall be final and binding on Fields and Lisiewski.

         3.3 Within seven (7) days of the Valuation, Lisiewski and the Offering Entity shall exchange (the "Exchange") the Lisiewski Pretzel Stock for the required number of shares of the Offering Entity Stock as specified by the Valuation, which shares of Offering Entity Stock shall be placed in a mutually acceptable escrow. In the event that an underwriting agreement is not entered into as described in the Registration Rights Agreement, then the Exchange shall not be consummated. In the event an underwriting agreement is consummated, then the Exchange shall be consummated and the shares of Offering Entity Stock released from the escrow to Lisiewski. 4. Post-Exchange Agreements.

         4.1 Fields, on behalf of itself and the Fields Entitys' hereby covenants and agrees that if the Exchange: (i) causes Lisiewski a federal and/or State taxable event, and (ii) if the Lisiewski shares of Offering Entity Stock are not publicly tradeable (whether through registration, SEC Rule 144, or otherwise), then (iii) Fields (or a Fields Entity) shall loan (the "Loan") to Lisiewski sufficient funds to pay such tax. The Loan: (i) shall be for the period of time that the Lisiewski shares of the Offering Entity Stock are not publicly tradeable (whether through registration, SEC Rule 144, or otherwise), provided that when a sufficient number of shares are publicly tradeable then all principal and accrued interest shall be immediately due and payable, (ii) shall be at an interest rate that is the lesser of the cost of funds to the Fields Entity or the prime rate (plus 1%) as announced in the Wall Street Journal on the date that the Loan is closed. Lisewski shall pledge as security for the Loan twenty one percent (21%) of the number of shares of Offering Entity Stock he receives as a result of the Exchange.
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         4.2 In the event that Fields makes the Loan, then Lisewski's Employment
Agreement shall continue in full force and effect for the duration of the Loan. When the Loan becomes due and payable as described above, then the Employment Agreement shall terminate.

5.       Miscellaneous.

         5.1 Benefit. This Agreement shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective Parties hereto. This Agreement may be assigned to and assumed by MFOC, provided that Fields shall not be relieved of its duties under this Agreement in the event of an assignment thereof.

         5.2 Entire Agreement; Waiver. This Agreement contains the entire agreement of the Parties hereto with respect to the subject matter hereof and no modification, amendment or change of any term or provision of this Agreement shall be valid or binding unless the same is in writing and signed by all the Parties hereto. No waiver of any of the terms of this Agreement shall be valid unless signed by the Party against whom such waiver is asserted and a waiver at any time of any of the terms of this Agreement shall not be construed as a waiver at any subsequent time of the same terms.

         5.3 Notices. Any notice, demand, offer, or other written instrument required or permitted to be given, made or sent hereunder shall be in writing and may be sent by personal delivery, overnight courier, registered or certified United States mail, postage prepaid, return receipt requested, to all required Parties simultaneously at the their respective addresses as set forth in the shareholder records of Pretzel Time. Any person to receive a notice hereunder shall have the right to change the place to which any such notice shall be sent by a similar notice sent in like manner to all of the other Parties hereto. Except as otherwise provided herein, all notices sent in the United States mail in the manner set forth above shall be deemed given or received on the earlier of actual receipt or three (3) days after being placed in the United States mail, or in the case of overnight courier, the day after delivery to the courier service.

         5.4 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Utah, without giving effect to the conflict of laws provisions thereof.

         5.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one agreement.

         5.6 Severability. In the event any one (1) or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         5.7 Attorneys' Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys' fees, costs and other disbursements in addition to any other relief to which such Party may be entitled.

         5.8 Terminology. With respect to terminology in this Agreement, each number (singular or plural) will include all numbers and each gender (male, female or neuter) will include all genders. The title of the Sections in this Agreement will have no effect and will neither limit nor amplify the provisions hereof.

         5.9 Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Salt Lake City, Utah, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

         5.10 Arbitration. All disputes hereunder shall be resolved by binding arbitration in Salt Lake City, Utah conducted in accordance with the terms of this arbitration clause. Arbitrations conducted pursuant to this Agreement, including selection of arbitrators, shall be administered by the American Arbitration Association (the "Administrator") pursuant to the Commercial
Arbitration rules of the Administrator. Judgment upon any award rendered hereunder may be entered in any court having jurisdiction. Any Party who fails to submit to binding arbitration following a lawful demand by the opposing Party shall bear all costs and expenses, including reasonable attorney's fees, incurred by the opposing Party in compelling arbitration of any dispute hereunder.

         IN WITNESS WHEREOF, the Parties have executed this Agreement personally or has caused this Agreement to be executed by a duly authorized representative.



MRS. FIELDS' HOLDING COMPANY, INC.,



By:/s/Michael R. Ward
Michael R. Ward, Vice President



/s/Martin E. Lisiewski
Martin E. Lisiewski, Individually